Exhibit 99.1

Contacts:	Meg McGilley
Chief Financial Officer
(858) 509-3670

Rob Whetstone
PondelWilkinson, Inc.
(310) 279-5963
SOMAXON PHARMACEUTICALS REPORTS 2005 FULL-YEAR FINANCIAL RESULTS
Conference Call Scheduled Today at 1:30 p.m. PST; Simultaneous Webcast at www.somaxon.com and www.opencompany.info
SAN DIEGO, CA — March 21, 2006 — Somaxon Pharmaceuticals, Inc. (NASDAQ: SOMX) today announced its financial results for the full year ended December 31, 2005. In December 2005, the company completed its initial public offering of 5,000,000 shares at $11.00 per share.
“We achieved a number of important milestones in 2005,” said Ken Cohen, Somaxon president and CEO. “During the year we reported positive results from two Phase II clinical trials with our lead product candidate SILENOR™ (doxepin hydrochloride) and initiated two of four Phase III clinical trials in patients with insomnia. With SILENOR we are pursuing an indication for the treatment of insomnia, a large, rapidly growing and under treated market. SILENOR is unique in that it is believed to work by a different mechanism of action than currently approved products for insomnia.”
Also in 2005, Somaxon initiated a Phase II/III clinical trial with oral nalmefene hydrochloride for the treatment of pathological gambling and a Phase II clinical trial in smoking cessation. Additionally, the company is actively engaged in a reformulation effort with its third compound, acamprosate, which, if successful, Somaxon intends to develop for certain movement disorders.
“Based on the progress we made in our clinical development program, we also were able to complete a private financing and an IPO in 2005,” continued Cohen. “With these successful financings, we plan to complete the clinical development program and file an NDA for SILENOR, while also completing the two ongoing nalmefene trials and initial formulation work with acamprosate. These programs will provide a number of key milestones by which to track our progress in 2006.”
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Somaxon Pharmaceuticals, Inc.

Somaxon, a development stage specialty pharmaceutical company, had no revenues in 2005. For the year 2005, total operating expenses were $39.9 million, including $29.0 million of research and development (R&D) expenses, compared with total operating expenses of $13.8 million, including $7.6 million of R&D expenses, in 2004. Net loss applicable to common stockholders in 2005 was $38.6 million, or $33.30 per share, compared with $13.6 million, or $38.08 per share in the prior year.
Management believes that a useful and relevant measure of year-over-year operating performance is non-GAAP net loss per share, which treats preferred shares as if they were converted into common shares at their date of issuance. Non-GAAP net loss per share was $4.14 in 2005 compared with non-GAAP net loss per share of $3.94 in 2004. Management does not believe the use of non-GAAP net loss per share lessens the importance of comparable GAAP measures. Refer to the enclosed Summary Operating Loss Statements for details of non-GAAP net loss per share and its reconciliation to the nearest GAAP measure.
At December 31, 2005, the company had cash and cash equivalents and short-term investments totaling $104.0 million and no long-term debt.
Conference Call Information and Forward-Looking Statements
On Tuesday, March 21, 2006, the company will host a conference call with interested parties beginning at 1:30 p.m. (PST) to review the results of operations for the year ended December 31, 2005. Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s operating expenses and clinical developments, and any comments the company may make about its future in response to questions from participants on the conference call. The conference call may be heard by any interested party through a live audio Internet broadcast at www.somaxon.com and www.opencompany.info. For those unable to listen to the live broadcast, a playback of the webcast will be available at both websites for one year beginning shortly after the conclusion of the call.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing and development of proprietary product candidates for the treatment of diseases and disorders in the fields of psychiatry and neurology. Somaxon’s lead product candidate, SILENOR™ (doxepin hydrochloride), is in Phase III clinical trials for the treatment of insomnia. Nalmefene HCl is in Phase II-III clinical trial for pathological gambling and in a pilot Phase II trial for smoking cessation. Acamprosate Ca, a potential treatment for movement disorders, is currently in formulation development. For more information, please visit the company’s Web site at www.somaxon.com.
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Somaxon Pharmaceuticals, Inc.

Somaxon cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation: the progress and timing of clinical trials, including for SILENOR, nalmefene and Somaxon’s other product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of SILENOR or Somaxon’s other product candidates that could delay or prevent regulatory approval, product development or commercialization, or that could result in product liability claims; the scope and validity of patent protection for SILENOR and Somaxon’s other product candidates; the market potential for insomnia, impulse control disorders and Somaxon’s other target markets, and Somaxon’s ability to compete; and other risks detailed in Somaxon’s prior press releases as well as in public periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
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FINANCIAL TABLES FOLLOW
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SOMAXON PHARMACEUTICALS, INC.
SUMMARY BALANCE SHEETS

	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$100,918,088	$12,835,318
Short-term investments	3,047,086	—
Other current assets	1,923,466	389,515

Total current assets	105,888,640	13,224,833
Property and equipment, net	190,045	98,654
Other assets	177,259	275,350

Total assets	$106,255,944	$13,598,837

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,881,616	$2,479,604
Accrued liabilities	919,090	845,130

Total current liabilities	12,800,706	3,324,734

Total stockholders’ equity	93,455,238	10,274,103

Total liabilities and stockholders’ equity	$106,255,944	$13,598,837

SOMAXON PHARMACEUTICALS, INC.
SUMMARY OPERATING LOSS STATEMENTS

	Year ended December 31,
	2005	2004
Operating expenses
License fees	$482,460	$4,038,370
Research and development	28,954,063	7,574,194
Marketing, general and administrative expense	4,814,487	2,142,550
Remeasurement of Series C warrant liability	5,648,612	—

Total operating expenses	39,899,622	13,755,114

Loss from operations	(39,899,622)	(13,755,114)
Interest and other income	1,413,055	157,344

Net loss	(38,486,567)	(13,597,770)

Accretion of redeemable convertible preferred stock to redemption value	(86,102)	—

Net loss applicable to common stockholders	$(38,572,669)	$(13,597,770)

Basic and diluted net loss applicable to common stockholders per share	$(33.30)	$(38.08)
Shares used to calculate net loss applicable to common stockholders per share	1,158,347	357,123

Unaudited non-GAAP loss per share information:
Non-GAAP net loss per share	$(4.14)	$(3.94)
Shares used to calculate Non-GAAP net loss per share	9,296,943	3,448,790

Reconciliation of GAAP net loss applicable to common stockholders per share to unaudited non-GAAP net loss per share:
GAAP basic and diluted net loss applicable to common stockholders per share	$(33.30)	$(38.08)
Increase in GAAP basic and diluted net loss applicable to common stockholders per share to non-GAAP net loss per share due to items summarized below	29.16	34.14

Non-GAAP net loss per share	$(4.14)	$(3.94)

Net loss applicable to common stockholders used in GAAP basic and diluted net loss applicable to common stockholders per share	$(38,572,669)	$(13,597,770)
Accretion of redeemable convertible preferred stock to redemption value	86,102	—

Net loss used in non-GAAP net loss per share	$(38,486,567)	$(13,597,770)

GAAP weighted average number of common shares outstanding	1,158,347	357,123
Increase in the weighted average number of common shares oustanding from treating preferred shares as if they converted into common shares at their date of issuance	8,138,596	3,091,667

Shares used in non-GAAP net loss per share	9,296,943	3,448,790

Non-GAAP net loss per share	$(4.14)	$(3.94)

Unaudited non-GAAP loss per share and number of shares treats preferred shares as if they were converted into common shares at their date of issuance.